Exhibit 99.1

FINAL - FOR RELEASE AT 4.05PM EST
                                                  MEDIA:
                                                  Siobhan MacDermott
                                                  McAfee, Inc.
                                                  (415) 299-2945
                                                  Siobhan_macdermott@mcafee.com

                                                  INVESTORS:
                                                  Kelsey Doherty
                                                  McAfee, Inc.
                                                  (646) 728-1494
                                                  Kelsey_doherty@mcafee.com

               MCAFEE, INC. REPORTS PRELIMINARY THIRD QUARTER 2006
                             REVENUE OF $288 MILLION

SANTA CLARA, Calif., October 26, 2006 -- McAfee, Inc. (NYSE: MFE) today announced preliminary unaudited results for the third quarter ended September 30, 2006. These results are preliminary because, as previously announced, McAfee has determined that it will need to restate its historical financial statements to record additional non-cash charges for stock-based compensation expense over a ten year period. McAfee currently expects that the aggregate non-cash charges that will result from the restatement will likely be in the range of $100 million to $150 million. Further, in addition to non-cash charges for stock-based compensation, McAfee expects there to be related tax effects and other expenses incurred and other adjustments recorded as a result of the restatement. McAfee intends to file its restated financial results and related periodic reports as quickly as practicable.

"Our third quarter results reflect good revenue growth in our business and across all of our geographies. As we listen to our customers, we know that there is a continued growing need for additional levels of security and protection in a world that is becoming more dangerous. McAfee has proven to them that we deliver solutions they can depend on," said Dale Fuller, interim chief executive officer and president of McAfee, Inc.

Mr. Fuller continued, "From the enterprise of one to the enterprise of thousands, McAfee will execute upon its strategy to deliver comprehensive, integrated and easy to manage protection backed by nearly two decades of proven expertise."

All results and guidance reported today are presented without taking into account any adjustments that may be required in connection with the restatement and should be considered preliminary until McAfee files its amended historical financial statements and its Form 10-Q for the third quarter ended September 30, 2006.

FINANCIAL HIGHLIGHTS AND OPERATIONAL METRICS:

$ in Millions, except per share and %
change data                                       Q3 2006      Q3 2005      % Change
----------------------------------------------   ----------   ----------   ----------
Total Revenues                                   $    287.8   $    252.9       14
GAAP Operating Income                            $     36.1   $     15.5       133
GAAP Net Income                                  $     30.3   $     22.5       34
GAAP Net Income Per Share (Diluted)              $     0.19   $     0.13       46

Non-GAAP Operating Income*                       $     67.2   $     76.6       (12)
Non-GAAP Net Income*                             $     58.2   $     62.8       (7)
Non-GAAP Net Income Per Share* (Diluted)         $     0.36   $     0.37       (3)

Bookings                                         $      349   $      301       16
Deferred Revenue                                 $      836   $      657       27
Cash & Equivalents & Investments                 $    1,234   $    1,198**     3

* A complete reconciliation of GAAP to non-GAAP is set forth in the attachment to this press release.
**Includes $50 million in restricted cash.

OPERATING SUMMARY:

Third quarter bookings increased by 16% to $349 million year-over-year. While bookings were solid across all of our geographic regions, growth on an absolute dollar basis in North America was particularly strong.

Corporate revenue grew 14% year over year to $168 million in the third quarter. Sales of our new Total Protections solutions, network protection and Foundstone solutions contributed to third quarter revenue in this segment.

Consumer revenue was $120 million, up 14% compared to the third quarter of 2005. McAfee had strong partner performance in our online business with revenue of $106 million, up 20% year over year. The Company added 1.7 million net new subscribers this quarter, bringing our total subscriber base to 22.5 million.

SECURITY RISK MANAGEMENT STRATEGY:

On October 16th, 2006, McAfee announced its security risk management strategy (see release titled: McAfee Announces Security Risk Management Strategy, October
16th). Over time business risks will make IT security departments accountable for managing risk and positively impacting business outcomes. According to a recent report from IDC, the worldwide security compliance and control market was valued at approximately $5.8 billion in 2005 and is forecasted to grow to $14.9 billion in 2010, representing a 20.8% compound annual growth rate(1).

RECENT ACQUISITIONS:

In October 2006, McAfee announced the acquisition of Citadel Security and Onigma. Both acquisitions will further McAfee's position in the security risk management market. Citadel Security will provide McAfee customers with leading solutions in security policy compliance and vulnerability remediation. The acquisition of Citadel is expected to close in the fourth quarter of 2006, subject to customary closing conditions including Citadel shareholder approval and expiration of Hart-Scott-Rodino (HSR) waiting period. Onigma will provide data loss prevention technology, protecting organizations from the risks of unauthorized transfer of data, in real-time, from within or outside of the organization. The acquisition of Onigma closed on October 12, 2006.

"As operating systems become more complex, hackers will actively seek to exploit inevitable vulnerabilities. McAfee's customers can depend on our continued commitment to innovation. In fact, McAfee has already proven to our customers worldwide that we already do," said Dale Fuller.

FINANCIAL OUTLOOK:

McAfee expects net revenue for the fourth quarter of 2006 to be between $275 million and $295 million. The Company expects GAAP net income to be between $0.16 and $0.20 per share and non-GAAP net income to be between $0.31 and $0.35 per share. This guidance reflects an assumed 30% GAAP tax rate and a 27% non-GAAP tax rate. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

BALANCE SHEET SUMMARY:

The Company's balance sheet at September 30, 2006 included cash, cash equivalents, and investments of $1,234 million.

Deferred revenue grew by $28 million from the second quarter of 2006 to $836 million in the third quarter, reaching another all-time high for McAfee. Consistent with previous quarters, approximately 83% of revenue during the third quarter came from the balance sheet. Perpetual plus pricing in our corporate business, combined with our switch to subscription based suites in the consumer market have created a highly ratable revenue model with visibility into future revenue streams.

During the quarter, the Company generated approximately $79 million in cash flow from operations. Days sales outstanding (DSOs) were 42 days, consistent with the second quarter of 2006.

CAPITAL MANAGEMENT:

McAfee intends to invest its surplus cash in R&D, small to mid-size strategic acquisitions and for the repurchase of its shares. The Company is currently precluded from repurchasing shares due to its ongoing stock option review and the pending restatement. Upon completion of the review and the filing of all amended historical financial statements and outstanding quarterly reports, the Company may be in a position to resume its share repurchase program. McAfee has $246 million in repurchase authorization available until October 25, 2007.

BUSINESS HIGHLIGHTS:

     o McAfee named Dale Fuller as interim chief executive officer and president, Roger King as executive vice president of worldwide sales and Charles J. Robel as non-executive chairman of the board

     o McAfee added 21 patents in the third quarter, bringing its total to 241 patents

     o The McAfee consumer business expanded its partnership base through new agreements with Earthlink and the Embarq Corporation. Internationally, McAfee signed new agreements with Unified Distribution as well as with Epson - one of the major PC OEMs in Japan, and two new ISPs in Brazil
          - Telemar and UAI. McAfee Consumer also completed several successful launches including Baidu - the leading search engine in China - and Dell China

     o McAfee released its 2007 consumer products, including McAfee VirusScan Plus, McAfee PC Protection Plus, McAfee Internet Security Suite and McAfee Total Protection and McAfee Wireless Protection

     o McAfee unveiled two new offerings as part of its security risk management portfolio-- McAfee Foundstone Enterprise 5.0 and McAfee Preventsys Compliance Auditor and Risk Analyzer

     o McAfee VirusScan Mobile and McAfee VirusScan Mobile Enterprise Edition are now available for the Windows Mobile 5.0 platform

     o    McAfee received strong third-party validation in the third quarter:

          o Gartner Inc., has placed the Company in the leader's quadrant in its "Magic Quadrant for Enterprise AntiVirus, 2006" as published on August 31, 2006

          o McAfee was recognized as a Leader in the September 2006 report, "Forrester Wave: Client Security Suites: Q3 '06," for its comprehensive functionality set and robust management capabilities

          o McAfee Total Protection for Small Business Advanced was named a VARBusiness Best Midmarket Product of the Year by CMP Media's VARBusiness magazine

          o McAfee SiteAdvisor was selected by Time Magazine for inclusion in its prestigious annual "50 Coolest Websites" list

     o McAfee achieved a number of enterprise customer wins in the quarter, including a large United States defense contractor and a Department of Defense agency

CONFERENCE CALL INFORMATION:

     o The Company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-790-2935 (U.S. toll-free) or 517-623-4381
          (international), pass code: MFE

     o Attendees should dial in at least 15 minutes prior to the conference call

     o A replay of the call will be available until November 9th by calling 888-458-8106 (U.S. toll-free) or 203-369-3730 (international)

     o A Web cast of the call may also be found on the Internet through McAfee's Investor Relations Web site at http://investor.mcafee.com

DISCLOSURE STATEMENTS:

Non-GAAP net income and non-GAAP operating income for the third quarter ended September 30, 2006 exclude amortization of purchased technology and intangibles expense, stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), and SEC and compliance costs. Non-GAAP net income assumes an effective tax rate of 27% for 2006. McAfee management believes that the 27% non-GAAP effective tax rate reflects a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the period end. McAfee's management uses non-GAAP net income and non-GAAP operating results to evaluate the Company's operating performance and believes that excluding these items enhances management's and its investors' ability to evaluate McAfee's comparable historical operating results.

DISCUSSION OF NON-GAAP FINANCIAL MEASURES:

McAfee management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income and net income, which we will refer to as "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." Non-GAAP gross profit excludes amortization of purchased technology and stock-based compensation charges. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles expense, stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), in-process research and development charges, SEC settlement charge and SEC and compliance costs, provision for income taxes and certain other items. The Company's management used a 27% and 25% non-GAAP effective tax rate to calculate non-GAAP net income in 2006 and 2005, respectively. Management believes that the 27% and 25% effective tax rates in each respective period are reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

Non-GAAP gross profit, non-GAAP operating income and non-GAAP net income are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. The presentation of these non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for gross profit, operating income, net income or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. The Company's management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company's performance, to forecast, and to determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.

In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, our management excludes certain items to facilitate its review of the comparability of the Company's operating performance on a period-to-period basis because such items are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. See the footnotes to the "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the specific categories excluded from GAAP net income in the calculation of non-GAAP net income.

We believe that the use of calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results. However, calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for GAAP gross profit, operating income and net income. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income are:

     o Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

     o The Company regularly engages in acquisition and assimilation activities as part of its ongoing business and therefore we expect to continue to experience acquisition and retention bonuses and in-process research and development charges related to merger and acquisition activity in future periods.

     o The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 27% and 25% rates assumed in our non-GAAP financial measures for 2006 and 2005, respectively.

     o Other companies, including other companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool.

In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

FORWARD-LOOKING STATEMENTS:

This release contains forward-looking statements which include those regarding the preliminary unaudited results for the third quarter ended September 30, 2006 and guidance on expected operating results for the fourth quarter 2006, the anticipated timing for McAfee's filing of the restatements of its historical financial statements and related periodic reports, McAfee's stated goal of leading the security risk management market, its ability to execute on that goal and the specific steps it will take in an attempt to achieve that goal, the expected closing date of McAfee's acquisition of Citadel, McAfee's stated intent relating to its future areas of focused cash expenditures, and its expectations regarding its share repurchase program and the timing thereof. Actual results could vary perhaps materially and the expected results may not occur. In particular, McAfee may be required to make adjustments to its unaudited preliminary third quarter results, as well as to its financial results previously reported for prior periods, as a result of its review into past stock option grants and the announced restatement, and the Citadel acquisition may not close when anticipated, or at all. In addition, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The Company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the Company's product or technical support offerings, the Company's product and service offerings may not continue to interoperate effectively with newly developed operating systems, including Microsoft's Vista, or the Company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

FINANCIAL TABLES:

The completion of the ongoing review of past stock option grants could result in prior period non-cash stock compensation charges and related tax effects, which could affect the preliminary unaudited results and full year guidance reported in this release. Therefore, all results reported in this release are unaudited and should be considered preliminary until the Form 10-Q for the third quarter ended September 30, 2006 is filed with the SEC.

1. (Worldwide Security Compliance and Control 2006 - 2010 Forecast and Analysis:
Going Beyond Compliance to Proactive Risk Management. September 2006, by Rose Ryan.)

ABOUT MCAFEE, INC.:

McAfee Inc., the leading dedicated security technology company, headquartered in Santa Clara, California, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com.

                                      # # #

McAfee, SiteAdvisor, Intrushield, Foundstone, VirusScan, and Avert are registered trademarks or trademarks of McAfee, Inc. and/or its affiliates in the US and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners. (C) 2006 McAfee, Inc. All rights reserved.

                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                           (Preliminary and unaudited)

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                                 2006            2005
                                                             -------------   -------------
Assets:
   Cash and marketable securities                            $   1,234,281   $   1,257,021
   Restricted cash                                                   1,043          51,428
   Accounts receivable, net                                        134,867         158,680
   Prepaid expenses, income taxes and other current assets         149,176         106,791
   Property and equipment, net                                      90,623          85,641
   Deferred taxes                                                  455,296         448,126
   Goodwill, intangibles and other long term assets, net           589,164         534,937
                                                             -------------   -------------
      Total assets                                           $   2,654,450   $   2,642,624
                                                             =============   =============
Liabilities:
   Accounts payable                                          $      36,966   $      34,678
   Accrued liabilities                                             243,421         263,855
   Deferred revenue                                                836,491         746,420
   Accrued taxes and other long term liabilities                   137,795         142,638
                                                             -------------   -------------
      Total liabilities                                          1,254,673       1,187,591

Stockholders' Equity:
   Common stock                                                      1,726           1,705
   Treasury stock                                                 (303,074)        (68,395)
   Additional paid-in capital                                    1,436,262       1,356,881
   Deferred stock-based compensation                                     -            (474)
   Accumulated other comprehensive income                           28,311          31,302
   Retained earnings                                               236,552         134,014
                                                             -------------   -------------
      Total stockholders' equity                                 1,399,777       1,455,033
                                                             -------------   -------------
      Total liabilities and stockholders' equity             $   2,654,450   $   2,642,624
                                                             =============   =============

                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                           (Preliminary and unaudited)

                                                              THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                  SEPTEMBER 30,            SEPTEMBER 30,
                                                            -----------------------   -----------------------
                                                               2006         2005         2006         2005
                                                            ----------   ----------   ----------   ----------
Net revenue                                                 $  287,780   $  252,911   $  837,111   $  734,020

Cost of net revenue (1)                                         49,863       33,155      133,334      100,932
Amortization of purchased technology                             5,424        3,938       14,491       11,674
                                                            ----------   ----------   ----------   ----------
    Gross profit                                               232,493      215,818      689,286      621,414

Operating costs:

    Research and development (1)                                56,159       46,960      164,046      130,074

    Marketing and sales (1)                                     93,382       71,878      272,138      219,198

    General and administrative (1)                              35,454       27,276      113,326       88,548

    SEC and compliance costs                                     7,901            -       11,673            -

    Amortization of intangibles                                  2,651        2,876        8,290       10,109

    Acquisition retention bonuses and severance                  2,146          934        5,409        3,790

    Restructuring (benefits) charges                            (1,393)         (10)        (274)       5,962

    In-process research and development                              -            -          460        4,000

    Loss (gain) on sale/disposal of assets and technology           54          212          207         (499)

    SEC settlement charge                                            -       50,000            -       50,000

    Divestiture expense                                              -          207            -          996

    Reimbursement from transition services agreement                 -           (3)           -         (362)
                                                            ----------   ----------   ----------   ----------
    Total operating costs                                      196,354      200,330      575,275      511,816
                                                            ----------   ----------   ----------   ----------
    Income from operations                                      36,139       15,488      114,011      109,598

Interest and other income, net                                  12,569        7,153       32,499       16,049
                                                            ----------   ----------   ----------   ----------
    Income before provision for income taxes                    48,708       22,641      146,510      125,647

Provision for income taxes                                      18,423           94       43,972       25,432
                                                            ----------   ----------   ----------   ----------
    Net income                                              $   30,285   $   22,547   $  102,538   $  100,215
                                                            ==========   ==========   ==========   ==========
Net income per share - basic                                $     0.19   $     0.14   $     0.64   $     0.61
                                                            ==========   ==========   ==========   ==========
Net income per share - diluted                              $     0.19   $     0.13   $     0.63   $     0.60
                                                            ==========   ==========   ==========   ==========
Shares used in per share calculation - basic                   159,728      166,221      161,343      164,245
                                                            ==========   ==========   ==========   ==========
Shares used in per share calculation - diluted                 161,541      170,712      163,249      168,383
                                                            ==========   ==========   ==========   ==========

(1) Prior to January 1, 2006, the Company accounted for stock compensation expense under APB 25, "Accounting for Stock Issued to Employees", which measured stock compensation expense using the intrinsic value method. As of January 1, 2006, the Company accounts for stock compensation expense under SFAS 123R, "Share-Based Payment", which requires stock compensation expense to be recognized based on grant date fair value. Periods prior to January 1, 2006, have not been restated to conform with the provisions of SFAS 123R.

     Stock-based compensation charges are included as follows:

Cost of net revenue                                         $      609   $        -   $    1,962   $        -
Research and development                                         3,844        1,808       12,115          569
Marketing and sales                                              5,571          480       16,524          188
General and administrative                                       4,250          705       12,914        1,312
                                                            ----------   ----------   ----------   ----------
                                                            $   14,274   $    2,993   $   43,515   $    2,069
                                                            ==========   ==========   ==========   ==========

                          McAFEE, INC. AND SUBSIDIARIES
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (in thousands, except per share data)
                           (Preliminary and unaudited)

                                                                          THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                              SEPTEMBER 30,              SEPTEMBER 30,
                                                                       ------------------------    ------------------------
                                                                          2006          2005          2006          2005
                                                                       ----------    ----------    ----------    ----------
Net revenue:
    GAAP net revenue                                                   $  287,780    $  252,911    $  837,111    $  734,020

Gross profit:
    GAAP gross profit                                                  $  232,493    $  215,818    $  689,286    $  621,414
    Stock-based compensation charges                         (A)              609             -         1,962             -
    Amortization of purchased technology                     (B)            5,424         3,938        14,491        11,674
                                                                       ----------    ----------    ----------    ----------
      Non-GAAP gross profit                                            $  238,526    $  219,756    $  705,739    $  633,088
                                                                       ----------    ----------    ----------    ----------
Operating income:
    GAAP operating income:                                             $   36,139    $   15,488    $  114,011    $  109,598
    Stock-based compensation charges                         (A)           14,274         2,993        43,515         2,069
    Amortization of purchased technology                     (B)            5,424         3,938        14,491        11,674
    SEC and compliance costs                                 (C)            7,901             -        11,673             -
    Amortization of intangibles                              (B)            2,651         2,876         8,290        10,109
    Acquisition retention bonuses and severance              (D)            2,146           934         5,409         3,790
    Restructuring (benefits) charges                         (E)           (1,393)          (10)         (274)        5,962
    In-process research and development                      (F)                -             -           460         4,000
    Loss (gain) on sale/disposal of assets and
     technology                                              (G)               54           212           207          (499)
    SEC settlement charge                                                       -        50,000             -        50,000
    Divestiture expense                                                         -           207             -           996
    Reimbursement from transition services agreement                            -            (3)            -          (362)
                                                                       ----------    ----------    ----------    ----------
      Non-GAAP operating income                                        $   67,196    $   76,635    $  197,782    $  197,337
                                                                       ==========    ==========    ==========    ==========
Net income:
    GAAP net income:                                                   $   30,285    $   22,547    $  102,538    $  100,215
    Stock-based compensation charges                         (A)           14,274         2,993        43,515         2,069
    Amortization of purchased technology                     (B)            5,424         3,938        14,491        11,674
    SEC and compliance costs                                 (C)            7,901             -        11,673             -
    Amortization of intangibles                              (B)            2,651         2,876         8,290        10,109
    Acquisition retention bonuses and severance              (D)            2,146           934         5,409         3,790
    Restructuring (benefits) charges                         (E)           (1,393)          (10)         (274)        5,962
    In-process research and development                      (F)                -             -           460         4,000
    Loss (gain) on sale/disposal of assets and
     technology                                              (G)               54           212           207          (499)
    SEC settlement charge                                                       -        50,000             -        50,000
    Divestiture expense                                                         -           207             -           996
    Reimbursement from transition services agreement                            -            (3)            -          (362)
    Provision for income taxes                               (H)           18,423            94        43,972        25,432
                                                                       ----------    ----------    ----------    ----------
      Non-GAAP income before provision for income taxes                $   79,765    $   83,788    $  230,281    $  213,386
                                                                       ----------    ----------    ----------    ----------
    Non-GAAP provision for income taxes                      (I)           21,537        20,947        62,176        53,347
                                                                       ----------    ----------    ----------    ----------
      Non-GAAP net income                                              $   58,228    $   62,841    $  168,105    $  160,039
                                                                       ==========    ==========    ==========    ==========
Net income per share - diluted: *
    GAAP net income per share - diluted                                $     0.19    $     0.13    $     0.63    $     0.60
    Stock-based compensation adjustment per share            (A)             0.09          0.02          0.27          0.01
    Other adjustments per share                           (B) - (I)          0.08          0.22          0.13          0.34
                                                                       ----------    ----------    ----------    ----------
      Non-GAAP net income per share - diluted                          $     0.36    $     0.37    $     1.03    $     0.95
                                                                       ==========    ==========    ==========    ==========
    Shares used to compute Non-GAAP net income per
     share -  diluted:                                                    161,541       170,712       163,249       168,383
                                                                       ==========    ==========    ==========    ==========

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, see Items (A) through (I).

     Items (A) through (I) on the "Reconciliation of GAAP to Non-GAAP Financial Measures" table are listed to the right of certain categories under "Gross Profit," "Operating Income," "Net Income" and "Net Income per Share" correspond to the categories explained in further detail below under paragraphs (A) through
(I).

     While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: stock-based compensation, amortization of purchased technology and intangibles, SEC and compliance costs, restructuring (benefits) charges, acquisition retention bonuses and severance, loss/gain on sale/disposal of assets and technology, in-process research and development, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

     (A) Stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan awards determined in accordance with APB 25 and SFAS 123R, beginning January 1, 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

     (B) Amortization of purchased technology and intangibles expense are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

     (C) SEC and compliance costs are charges related to discrete and unusual events where the Company has incurred significant compliance costs and which, in the Company's view are not ordinary course. Recent examples of such charges include (i) the Company's engagement through September 2006 of independent consultants to examine and recommend improvements to its internal controls to ensure compliance with federal securities laws as required by the Company's January 2006 settlement with the SEC, and (ii) costs related to the currently ongoing special committee investigation into the Company's past stock option practices. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

     (D) Acquisition retention bonuses and severance vary significantly in size and amount and are disregarded by the Company's management when evaluating and predicting earnings trends because these charges are specific to prior acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

     (E) Restructuring (benefits) charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company's business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company's restructuring plan. In addition, the Company's assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

     (F) In-process research and development constitute non-cash charges that vary significantly in size and amount depending on the business combination and, therefore, are disregarded by the Company's management when evaluating its ongoing performance and/or predicting its earnings trends, and are therefore excluded by the Company when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

     (G) Loss (gain) on sale/disposal of assets and technology relate to the sale or disposal of assets or product lines of the Company. These gains or losses can vary significantly in size and amount. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these charges on its operating results.

     (H) Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes. The effective tax rate differs from the statutory rate primarily due to the impact of foreign tax credits and lower effective rates in some overseas jurisdictions.

     (I) Non-GAAP provision for income taxes. The Company's management used a 27% and 25% non-GAAP effective tax rate to calculate non-GAAP net income in 2006 and 2005, respectively. Management believes that the 27% and 25% effective tax rates in each respective period are reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

                          McAFEE, INC. AND SUBSIDIARIES
             PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
      GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
                      (in millions, except per share data)
                           (Preliminary and unaudited)

                                                                   Q4 FY'06
                                                              ------------------
Projected GAAP revenue range                                     $275 - $295
                                                              ==================
Projected net income per share reconciliation:

    Projected GAAP net income per share range - diluted         $0.16 - $0.20
                                                              ==================
Add back:
    Projected stock-based compensation adjustment per share,
     net of tax (1)                                              0.06 - 0.10
    Projected other adjustments per share, net of tax (2)        0.05 - 0.09
                                                              ------------------
Projected non-GAAP net income per share range - diluted*        $0.31 - $0.35
                                                              ==================

* We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1) Stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan purchases determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2) Other adjustments include amortization of purchased technology and intangibles, SEC and compliance costs, restructuring charges, acquisition retention bonuses and severance, loss/gain on sale of assets and technology, in-process research and development, income taxes and certain other items. We exclude these expenses because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (I) above under the table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."

MCAFEE, INC.

REVENUE BY PRODUCT GROUPS - PRESS RELEASE - TOTAL CONSOLIDATED
(in thousands)

                             Q3 2006             Q2 2006             Q1 2006             Q4 2005             Q3 2005
                        -----------------   -----------------   -----------------   -----------------   -----------------
McAfee                  $ 287,780     100%  $ 277,364     100%  $ 271,967     100%  $ 253,258     100%  $ 252,910     100%

McAfee Corporate        $ 167,970      58%  $ 166,183      60%  $ 160,280      59%  $ 147,004      58%  $ 147,607      58%

McAfee Consumer         $ 119,810      42%  $ 111,181      40%  $ 111,687      41%  $ 106,254      42%  $ 105,303      42%
           -McAfee.com    105,535      37%     94,713      34%     97,512      36%     89,968      36%     87,597      34%
           -Retail         14,275       5%     16,468       6%     14,175       5%     16,286       6%     17,706       8%

Divested Businesses

           -NAI Labs            -       0%          -       0%          -       0%         21       0%          1       0%
                        -----------------   -----------------   -----------------   -----------------   -----------------
Total MFE               $ 287,779     100%  $ 277,364     100%  $ 271,967     100%  $ 253,279     100%  $ 252,911     100%
                        =================   =================   =================   =================   =================

GROSS BOOKINGS BY PRODUCT GROUPS - PRESS RELEASE - TOTAL CONSOLIDATED (in thousands)

                             Q3 2006             Q2 2006             Q1 2006             Q4 2005             Q3 2005
                        -----------------   -----------------   -----------------   -----------------   -----------------
McAfee                  $ 348,963     100%  $ 333,138     100%  $ 326,161     100%  $ 369,212     100%  $ 300,618     100%

McAfee Corporate        $ 183,301      53%  $ 183,043      55%  $ 169,626      53%  $ 225,300      61%  $ 171,239      57%
           -Enterprise    110,089      32%    104,243      31%     91,311      28%    136,021      37%     94,560      31%
           -SMB            73,212      20%     78,800      23%     78,315      24%     89,279      24%     76,679      26%

McAfee Consumer         $ 165,662      47%  $ 150,095      45%  $ 156,535      47%  $ 143,912      39%  $ 129,380      43%
           -McAfee.com    144,202      41%    130,540      39%    130,140      40%    115,783      31%    102,708      34%
           -Retail         21,460       6%     19,555       6%     26,395       8%     28,129       8%     26,672       9%

Total MFE               $ 348,963     100%  $ 333,138     100%  $ 326,161     100%  $ 369,212     100%  $ 300,618     100%
                        =================   =================   =================   =================   =================